UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MAIN STREET BANKS, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3500 Lenox Road

Atlanta, Georgia 30326

Telephone: (770) 786-3441

Facsimile: (770) 786-9789

April 22, 2005

To the Shareholders of

Main Street Banks, Inc.

The Annual Meeting of Shareholders of Main Street Banks, Inc. will be held at the Ritz-Carlton, Buckhead, 3434 Peachtree Road NE, Atlanta, Georgia 30326, on May 23, 2005, at 10:00 a.m. local time.

Refreshments will be served prior to the meeting and our directors, officers, attorneys and accountants will be available to discuss all aspects of the Company and to answer any questions you may have.

The items of business scheduled for vote at the meeting are explained in the accompanying Proxy Statement. Even if you are planning to attend the Annual Meeting, please complete the enclosed proxy card, which can be found in the window section of the envelope you received, and return it to us in the enclosed, self-addressed, stamped envelope. If you attend the Annual Meeting, you may revoke your Proxy and vote in person.

For your convenience, we are also offering live telephone and internet access to management’s presentation during the meeting. If you choose to access this portion of the meeting, please visit our website at www.mainstreetbank.com for complete instructions. An archived version of the presentation will also be available on the Investor Relations page of our website for a limited time after the meeting.

We look forward to seeing you on May 23, 2005, and thank you for being a shareholder.

Sincerely,

Samuel B. Hay III
President and Chief Executive Officer

MAIN STREET BANKS, INC.

3500 Lenox Road

Atlanta, Georgia 30326

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Main Street Banks, Inc. will be held at the Ritz-Carlton, Buckhead, 3434 Peachtree Road NE, Atlanta, Georgia 30326, at 10:00 a.m., local time, on May 23, 2005, for the following purposes:

1.	Elect Three Class II Directors. To elect three (3) Class II directors to serve for three-year terms expiring at the 2008 Annual Meeting of Shareholders.

2.	Ratify Independent Public Accountants. To ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for 2005.

3.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 12, 2005 will be entitled to receive notice of and vote at the Annual Meeting or any adjournments thereof.

The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

By Order of the Board of Directors,

Samuel B. Hay III
President and Chief Executive Officer

Enclosures

April 22, 2005

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

MAIN STREET BANKS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2005

Introduction

General

This Proxy Statement (“Proxy Statement”) is being furnished to the shareholders of Main Street Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the outstanding shares of the Common Stock of the Company (“Common Stock”), for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, on May 23, 2005, and at any adjournments thereof (the “Annual Meeting”).

At the Annual Meeting, the shareholders of the Company will be asked to: (1) elect three Class II directors each to serve for a three-year term; (2) ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for 2005; and (3) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

This Proxy Statement is dated April 22, 2005 and is first being mailed to the shareholders of the Company on or about April 22, 2005. The 2004 Annual Report to Shareholders of the Company accompanies this Proxy Statement.

The principal executive offices of the Company are located at 3500 Lenox Road, Atlanta, Georgia 30326, and the telephone number of the Company is (770) 786-3441.

Record Date, Solicitation and Revocability of Proxies

The Board of Directors of the Company has fixed the close of business on April 12, 2005 as the record date (“Record Date”) for determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 21,344,628 shares of Common Stock outstanding and held by approximately 1,721 shareholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date.

Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at the Annual Meeting in accordance with any instructions indicated in such proxies. If no instructions are indicated, such shares of Common Stock will be voted for the election of the nominated directors and in favor of the other proposals and at the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting or any adjournments thereof.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices or revocation and other communication with respect to revocation of proxies should be addressed as follows: Main Street Banks, Inc., 3500 Lenox Road, Atlanta, Georgia 30326, Attention: Corporate Secretary.

Votes Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting at which a quorum is present is necessary to elect the three (3) nominees for Class II membership on the Board of Directors. The affirmative vote of a majority of the shares represented at the Annual Meeting at which a quorum is present is necessary to ratify the selection of the Company’s independent public accountants. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

Proposal One – Election of Three Class II Directors of the Company

At the Annual Meeting three (3) Class II directors will be elected each to serve for a three-year term of office.

The Company’s Articles of Incorporation divides the Board of Directors of the Company into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class will hold office for staggered terms of three (3) years each, after the initial terms of one (1) year, two (2) years and three (3) years, respectively. The term of Class II directors expires at the 2005 Annual Meeting. Upon the recommendation of the Nominating Committee, the Board of Directors has set the number of the Class II directors at three (3) and has nominated the following persons for Class II membership on the Board, and unanimously recommends a vote “FOR” the election of these persons: John R. Burgess, Sr.; T. Ken Driskell and Frank B. Turner.

All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the three (3) Class II nominees listed above. In the event that any nominee is unable to serve, the persons designated as proxies will cast votes for such other persons as they may select. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting at which a quorum is present is required for the election of the nominees listed above.

The Board of Directors unanimously recommends a vote “for” the election of the nominees listed above.

Board of Directors

The following table sets forth the name of each current director and each nominee for Class II director of the Company; a description of his position and offices with the Company

(other than as a director) and with Main Street Bank, the Company’s wholly owned bank subsidiary, if any; and a brief description of his principal occupation and business experience during the past five years and certain other information, including his age as of March 11, 2005. The table also sets forth the class of each director. The terms of the Class I directors expire at the 2007 Annual Meeting; the terms of the Class II directors expire in 2005; and the terms of the Class III directors expire in 2006. The Board of Directors has determined that the following five directors, constituting a majority of the Board, are independent pursuant to Nasdaq Stock Market listing standards: C. Candler Hunt; Frank B. Turner; John R. Burgess, Sr.; P. Harris Hines; and Harry L. Hudson, Jr.

Name, Year First Elected to Board of Company and Class	Age	Position with the Company and Principal Occupation During the Past Five Years
Robert R. Fowler III (2000) Class I	66	Mr. Fowler serves as Chairman of the Executive Committee of the Company’s Board (having retired as Chairman during 2002) and as Vice Chairman of the Board of Main Street Bank. Mr. Fowler was Chairman and Chief Executive Officer of Main Street Banks Incorporated from its organization in 1988 until it was merged into the Company in 2000. He served as Chairman of the Board of Main Street Bank from 1985 to 1996 and was elected Vice Chairman in 1996. He has been affiliated with Main Street Bank since 1967.

Samuel B. Hay III (2000) Class I	42	Mr. Hay serves as President and Chief Executive Officer of the Company. Mr. Hay became President of the Company during 2002 and assumed the role of Chief Executive Officer on January 1, 2005. Previously, Mr. Hay served as Executive Vice President and Chief Operating Officer of the Company from 2000 to 2002. Mr. Hay also serves as the Chief Executive Officer and as a director of Main Street Bank. Mr. Hay served on the Board of Main Street Banks Incorporated from 1992 until it was merged into the Company in 2000, and served as its Executive Vice President and Chief Financial Officer from 1994 to 1996. Mr. Hay has served as Chief Executive Officer of Main Street Bank since December 1996 and served as its Chairman from 1996 until 2000. He has been employed by Main Street Bank since 1990.

C. Candler Hunt (2000) Class I	58	Mr. Hunt serves as a director of Main Street Bank. Mr. Hunt has been an executive of Godfrey’s Warehouse, Inc., a manufacturer of livestock feed located in Madison, Georgia, since 1971.

Name, Year First Elected to Board of Company and Class	Age	Position with the Company and Principal Occupation During the Past Five Years
John R. Burgess, Sr. (2003) Class II Nominee for Class II	62	Mr. Burgess has been the owner of Alpharetta Bargain Store, Inc. since 1976. Mr. Burgess served as Chairman of the Board of Directors of First Colony Bancshares, Inc. before it was acquired by the Company in 2003. Mr. Burgess serves as a director of Main Street Bank.

T. Ken Driskell (2003) Class II Nominee for Class II	52	Mr. Driskell was the President and Chief Executive Officer of First Colony Bancshares, Inc. from its incorporation in 1987 until it was acquired by the Company in 2003. Mr. Driskell serves as a director of Main Street Bank.

Frank B. Turner (2000) Class II Nominee for Class II	65	Mr. Turner served as Vice Chairman of the Board of Main Street Banks Incorporated from 1990 until it was merged into the Company in 2000. He has been City Manager of Covington, Georgia since 1970. Mr. Turner is a director of Main Street Bank.

The Honorable P. Harris Hines (1994) Class III	61	Justice Hines serves as Vice Chairman of the Board of the Company and he is a member of the Board of Main Street Bank. From January 1, 1983 until July 26, 1995, Justice Hines served as Judge of the Superior Court of Cobb County, Georgia. Since July 26, 1995, Justice Hines has served as a Justice of the Supreme Court of the State of Georgia.

Harry L. Hudson, Jr. (1996) Class III	61	Mr. Hudson is an agent for the State Farm Insurance Company. Mr. Hudson has been associated with State Farm since January 1, 1970, and he has served as Agent, Agency Manager and Field Executive. Mr. Hudson is a director of Main Street Bank.

Edward C. Milligan (1994) Class III	60	Mr. Milligan is Chairman of both the Company and Main Street Bank. Mr. Milligan served as Chief Executive Officer of the Company from its organization in 1994 until his retirement from that position on January 1, 2005. He was elected Chairman in 2002. Mr. Milligan also served as President and Chief Executive Officer of

Name, Year First Elected to Board of Company and Class	Age	Position with the Company and Principal Occupation During the Past Five Years
Westside Bank & Trust Company from its organization in 1990 until 2000. Mr. Milligan has also served on the Board of Directors of The Bankers Bank since March 2002.

Messrs. Fowler and Turner are first cousins. Mr. Hay is Mr. Fowler’s nephew.

In a letter dated December 1, 1999 to the Board of Directors of the Company, Mr. Fowler stated that it was his present intention for a period of six years following May 24, 2000, to take such action as reasonably necessary at the Board level and to vote all shares of Company Stock over which he has voting control, including the shares owned by family trusts, to maintain the same equal ratio of the number of previous Main Street Banks Incorporated and First Sterling Banks, Inc. directors. He also stated that it is his intention to specifically vote the shares over which he has voting control for the reelection to the Company Board of Directors of Eugene L. Argo upon the expiration of his term in 2002 and for the reelection of Edward C. Milligan, P. Harris Hines and Harry L. Hudson, Jr. when their terms expire in 2003. Mr. Fowler did vote his shares in favor of Mr. Argo at the Company’s 2002 Annual Meeting of Shareholders and in favor of Messrs. Milligan, Hines and Hudson at the Company’s 2003 Annual Meeting of Shareholders. Mr. Argo, who was reelected to the Company’s Board of Directors, retired as a director during 2002. No replacement for Mr. Argo has been nominated at this time.

He also expressed his intention that if any of these persons failed to complete their terms of office he would support for election to those vacant positions the person who is or persons who are nominated by the remaining members of the group composed of Messrs. Argo, Milligan, Hines and Hudson. Mr. Fowler also stated in his letter that he intended to resign as Chairman of the Company’s Board two years following May 24, 2000, and to support Mr. Milligan, his successor, as Chairman and Mr. Hay as the President of the Company. Mr. Fowler did resign as Chairman during 2002 and Messrs. Milligan and Hay were elected as Chairman and President of the Company, respectively.

Mr. Fowler’s letter is simply an expression of his intention on December 1, 1999. It is not legally binding against him. He can change his mind at any time and take action which is completely different from his expressed intention on December 1, 1999. If he desires, he could vote against the directors named above or their nominees.

Code of Ethics and Conduct

The Company’s Board of Directors has adopted a Code of Ethics and Conduct that is applicable to all directors, officers and employees. The code complies with the requirements of NASD Rule 4350(n). The Company will provide a copy of its Code of Ethics and Conduct to any person without charge upon request. All requests should be addressed to Main Street Banks, Inc., 3500 Lenox Road, Atlanta, Georgia 30326, Attention: Investor Relations. Any amendment to the Code of Ethics and Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be posted on the Company’s web site, which is www.mainstreetbank.com.

Board Committees and Attendance

The business and affairs of the Company are under the direction of the Company’s Board of Directors. During 2004, the Company’s Board of Directors held twelve (12) meetings, and all of the Company’s directors attended at least 75% of the aggregate meetings of the Company’s Board of Directors and the committees thereof on which they sat. All of the Company’s directors attended the Company’s 2004 Annual Meeting of Shareholders.

The Board of Directors of the Company has established a Nominating Committee, an Audit Committee and a Compensation Committee.

Nominating Committee

The Board of Directors established a Nominating Committee in April 2004. A current copy of Nominating Committee’s charter is available on the Company’s website, which is www.mainstreetbank.com. The Nominating Committee’s purpose is to assist the Board in identifying qualified individuals to become directors and to recommend to the Board qualified director nominees for election by the Company’s shareholders. The members of the Nominating Committee are appointed by the Board. All members of the Nominating Committee are required to meet the independence standards set forth by the Nasdaq Stock Market and the Securities and Exchange Commission. The current members of the Nominating Committee are P. Harris Hines, Harry L. Hudson, Jr. and C. Candler Hunt. The Board of Directors has determined that each member of the Nominating Committee meets the standards for independence described above. The Nominating Committee did not separately meet during 2004.

Audit Committee

The primary functions of the Company’s Audit Committee are to see that an audit program is in place to protect the assets of the Company, assure that adequate internal controls exist, and appoint, compensate and oversee the work of the Company’s independent registered public accounting firm. In accordance with Section 301 of the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation and oversight (with a direct report relationship) of the work of the Company’s independent registered public accounting firm. The current members of the Audit Committee are: P. Harris Hines (Chairman), Frank B. Turner and C. Candler Hunt. During 2004, the Audit Committee held nine (9) meetings. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was attached to the Company’s 2004 Proxy Statement as Appendix A.

The Board of Directors has determined that each member of the Audit Committee is independent in accordance with the recently amended Nasdaq Stock Market listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. None of the members of the Audit Committee has participated in the preparation of the financial statements of the Company at any time during the past three years. The Board has also determined that Frank B.

Turner meets the criteria specified under applicable SEC regulations for an “audit committee financial expert” and that all Committee members are financially sophisticated.

Compensation Committee

The primary functions of the Compensation Committee are to evaluate and administer the compensation of the Company’s Chief Executive Officer and other executive officers and to review the general compensation programs of the Company. The current members of the Compensation Committee are: C. Candler Hunt (Chairman), P. Harris Hines and Harry L. Hudson, Jr.. During 2004, the Compensation Committee held four (4) meetings. No member of the Committee is an employee of the Company or any subsidiary of the Company.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Committee discussed with management and the independent registered public accounting firm significant deficiencies and material weaknesses identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and should not otherwise be deemed filed under such Acts.

Audit Committee

P. Harris Hines, Chairman

Frank B. Turner

C. Candler Hunt

Compensation Committee Report

The Compensation Committee is responsible for evaluating the remuneration of executives of the Company to provide competitive levels of compensation which take into account the annual and long-term performance goals, whether there has been above average corporate performance, the levels of an individual’s initiative, responsibility and achievements, and the need of the Company to attract and retain well trained and highly motivated executives. The Committee fixes the compensation of the CEO and the other executive officers. All decisions by the Committee relating to the compensation of the CEO and the other executive officers are reviewed by the full Board of Directors.

Executive officers’ overall compensation is intended to be consistent with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to the Company, provided that the performance of the Company and the executive officer warrants the compensation being paid.

The Company entered into a three (3)-year employment agreement with Mr. Milligan, the Company’s Chairman and CEO during 2004, effective May 24, 2000. The term of the employment contract was automatically extended in one-year increments beginning on May 24, 2003 and on each anniversary thereafter through September 8, 2004. On September 8, 2004 the Company entered into a new employment agreement with Mr. Milligan that provided that he would retire from his position as Chief Executive Officer effective January 1, 2005 in a planned succession, but would continue to be employed as Chairman of the Company and as Chairman of

Main Street Bank. Mr. Milligan served as the Company’s Chief Executive Officer through December 31, 2004.

Mr. Milligan’s annual base compensation was increased to $309,000 effective January 2004. In 2005, Mr. Milligan received incentive compensation of $124,311 for his performance in 2004. In determining Mr. Milligan’s compensation for 2004, the Committee considered the Company’s performance in regard to the following factors: earnings per share growth; asset growth; credit quality; and safety and soundness.

Compensation paid to the named executive officers of the Company in 2004, as reflected in the following compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the 401(k) Plan, restricted stock grants, incentive and non-qualified stock options and certain perquisites. In addition, the Company has adopted certain broad-based employee benefit plans in which executives, and other officers together with employees, have the option to participate. Benefits under these plans are not directly or indirectly tied to the Company’s performance, except that contributions by the Company to the 401(k) Plan are voluntary, at the election of the Board of Directors. Bonuses were granted to Messrs. Milligan, Hay, Crowe, McDermott and Monroe based upon certain performance criteria for their services in 2004.

Compensation Committee

C. Candler Hunt, Chairman

P. Harris Hines

Harry L. Hudson, Jr.

Consideration of Director Candidates

In evaluating potential nominees, the Nominating Committee and the Board of Directors believe that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the Company’s affairs and be free of conflicts of interest. The Nominating Committee and the Board of Directors will also consider the extent of the candidate’s business acumen and experience and such other factors as they deem appropriate in any given circumstance. Other than these general guidelines and adherence to the Company’s bylaws, the Nominating Committee and the Board of Directors do not have any formal procedures that they follow in connection with the nominations process. The Nominating Committee and the Board of Directors believe that their existing practice gives them the flexibility that they need to best serve the interests of the Company’s shareholders.

The Nominating Committee and the Board of Directors will consider nominees recommended by shareholders, although they have not actively solicited recommendations from shareholders for nominees nor have they established any formal procedures for this purpose other than as set forth in the Company’s bylaws. Any such recommendations should be sent to the attention of the Company’s Secretary at the Company’s main address.

Shareholder Communication with Directors

The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Company’s Board of Directors or a specified director, including the non-management directors as a group, or a committee of the Board should send correspondence to the Corporate Secretary at the Company’s main office.

All communications so received from shareholders or other interested parties will be forwarded to the members of the Board of Directors or to the applicable director or directors if so designated by such person. Anyone who wishes to communicate with a specific Board member, the non-management directors only, or a committee should send instructions asking that the material be forwarded to the applicable director, group of directors or to the appropriate committee chairman.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers, and beneficial owners of 10% or more of our common stock, must file reports with the Securities and Exchange Commission showing the number of shares of our common stock and derivative securities convertible into our common stock they beneficially own, as well as any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and the written representations of our directors and executive officers, we believe that all required reports were filed in 2004, and, other than disclosed in prior proxy statements, in preceding years.

Certain Transactions

The Company’s directors and certain business organizations and individuals associated with them are customers of and have banking transactions with the Company’s subsidiary bank in the ordinary course of business. Such transactions include loans, commitments, lines of credit and letters of credit. All of those transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectability or present any other unfavorable features. Additional transactions with these persons and businesses are anticipated in the future.

Robert R. Fowler III, Chairman of the Executive Committee of the Board, has entered into lease agreements with Main Street Bank through which he leases to Main Street Bank buildings that it uses for its main banking center in Covington, Georgia; its operations center; its management offices; and its accounting and risk management offices. These leases are described below:

Covington banking center. Main Street Bank entered into a lease agreement on October 10, 2002 for its main banking office located at 1134 Clark Street, Covington, Georgia 30014. The building is approximately 21,391 square feet. The original rental rate was $9,919.95 per month with annual increases of 1% through the termination of the lease in 2012. Main Street Bank has the option to extend the lease for an additional 10-year term provided that the 1% annual increases in rent would continue for the extension.

Operations center. Main Street Bank entered into the lease agreement for its operations center on April 1, 1998. The operations center building is 22,300 square feet and is located at 2118 Usher Street, Covington, Georgia 30014. Under this lease agreement, Main Street Bank paid to Mr. Fowler rent at a rate of $2.36 per square foot or an aggregate of $52,630 for the period from April 1, 1998 until April 1, 1999. The lease agreement provides a rental schedule by which the rental rate is adjusted each year on the anniversary date of the lease agreement. Main Street Bank expects to pay rent in the amount of $168,204 for the period from April 1, 2005 until April 1, 2006. The lease agreement expires March 31, 2007. Main Street Bank has the option to renew the lease agreement for two successive five-year extension periods. Additionally, Main Street Bank may terminate the lease agreement after the completion of five years of the term with a termination payment equal to six months rent. The termination payments decrease by the amount of one month’s rental payment for each succeeding lease year.

Management offices. Main Street Bank entered into the lease agreement for its management offices located at 1121 Floyd Street, Covington, Georgia 30014 in May 1999. This building contains approximately 4,980 square feet. The rental rate from June 1, 1999 through December 1, 1999 was $2,747 per month and increased to $3,245 per month on January 1, 2000. Thereafter, the lease agreement provides for 3% increases to the rental rate on each January 1 until the expiration date, December 31, 2009. Main Street Bank has the option to renew the lease agreement for two successive five-year extension periods.

Accounting and risk management offices. Main Street Bank entered into two separate lease agreements that together cover its accounting and risk management offices. The first lease agreement, which was entered into on March 25, 1994, covers the accounting office located at 1114 Pace Street, Covington, Georgia 30014. This building is approximately 4,300 square feet. The rental rate increased to $2,220 per month in July 2003 and will increase to $2,664 in July 2007. This lease agreement expires on June 30, 2013. The second lease agreement, which was entered into on October 10, 2002, covers additional accounting offices and risk management offices located at 1122 Pace Street, Covington, Georgia 30014. This building is approximately 10,804 square feet. The original rental rate was $5,958.17 per month with annual increases of 1% through the termination of the lease in 2012. Main Street Bank has the option to extend the lease for an additional 10-year term provided that the 1% annual increases in rent would continue for the extension.

The Company previously entered into various construction contracts with Sunbelt Builders Inc., which is owned in part by Samuel B. Hay III’s father, sister and brother-in-law. Mr. Hay serves as a director of the Company and as its President and Chief Executive Officer. These contracts include an addition to the operations center in Covington, Georgia, which was completed in 2003. The contracts also cover the construction of a new professional building to be located on Highway 278 in Covington, Georgia and two new branch offices to be located in Conyers, Georgia and Winder, Georgia. The construction covered by these contracts was completed during 2004. Through December 31, 2004 the Company had paid $6.5 million pursuant to these contracts, including approximately $132,295 for various real estate leases relating to the contracts.

The Company believes that the terms of the transactions described above are at least as favorable to it as terms available from unrelated third parties.

Officers

The table set forth below shows for each of the Company’s executive officers (a) the person’s name, (b) his or her age at March 11, 2005, (c) the year he or she was first elected as an officer of the Company, and (d) his or her present positions with the Company and his or her other business experience for the past five years. Officers are elected at the Annual Meeting of the Board of Directors for terms of one year or until their earlier resignation, termination or removal from office.

Name	Age	Position with the Company and Business Experience During The Past Five Years
Edward C. Milligan	60	Mr. Milligan serves as the Chairman of the Company’s Board of Directors and as Chairman of the Board of Directors of Main Street Bank. He served as Chief Executive Officer of the Company until his retirement from this position on January 1, 2005.

Samuel B. Hay III	42	Mr. Hay serves as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors. He assumed the role of Chief Executive Officer on January 1, 2005. Mr. Hay also serves as Chief Executive Officer of Main Street Bank and as a member of its Board of Directors.

Max S. Crowe	53	Mr. Crowe serves as Executive Vice President and Chief Banking Officer of the Company, positions he has held since 2002. Prior to joining the Company, Mr. Crowe served as Regional President of BB&T for over five years. Mr. Crowe serves as a director of Main Street Bank.

John T. Monroe	45	Mr. Monroe serves as Executive Vice President and Chief Credit Officer of Main Street Bank, a position he has held since 2002. From 1989 until 2002 Mr. Monroe served as Senior Credit Manager with BB&T.

See “Board of Directors” above for description of prior business experience of Messrs. Milligan and Hay.

Executive Compensation

The table below shows information concerning the compensation paid to the Chief Executive Officer and the Company’s four most highly compensated executive officers for services to the Company in all capacities for the years ended 2004, 2003 and 2002. Please note that the positions indicated reflect positions held during 2004. Effective January 1, 2005, Mr. Milligan retired from his position as Chief Executive Officer, although he remains Chairman of the Company. Mr. Hay assumed the role of Chief Executive Officer on January 1, 2005. Also, Mr. McDermott tendered his resignation to the Company on January 14, 2005.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)
Edward C. Milligan Chairman and Chief Executive Officer	2004 2003 2002	309,000 300,000 284,539	124,311 189,450 111,680	191,506 147,885 147,075	11,445 11,540 15,000	12,274 10,707 9,666	(2) (2) (2)

Samuel B. Hay III President and Chief Operating Officer	2004 2003 2002	263,000 255,000 227,308	105,805 160,820 89,220	163,048 125,715 117,660	9,740 9,810 12,000	8,076 7,528 7,086	(3) (3) (3)

Max S. Crowe Executive Vice President and Chief Banking Officer	2004 2003 2002	238,000 231,000 148,885	76,598 117,040 70,650	118,017 91,115 680,745	7,050 7,110 39,000	10,054 8,325 1,341	(4) (4) (4)

Robert D. McDermott Executive Vice President and Chief Financial Officer	2004 2003 2002	206,000 200,000 185,000	76,299 101,040 66,600	76,669 59,205 58,830	4,580 4,620 6,000	8,197 7,627 3,120	(5) (5) (5)

John T. Monroe Executive Vice President and Chief Credit Officer	2004 2003 2002	170,000 165,000 97,231	54,713 83,360 50,240	63,277 48,825 250,525	3,780 3,810 25,000	12,728 12,101 870	(6) (6) (6)

(1)	The number and value of the aggregate restricted stock holdings at the end of 2004 are as follows:

	Number of Shares	Aggregate Value
Mr. Milligan	34,950	$1,220,804
Mr. Hay	19,783	691,020
Mr. Crowe	28,680	1,001,792
Mr. McDermott	16,000	558,880
Mr. Monroe	11,795	400,204

Mr. Milligan was granted 5,720 shares of restricted stock on December 14, 2004. This stock will vest at 20% per year beginning on January 1, 2006 and on each anniversary thereafter.

Mr. Hay was granted 4,870 shares of restricted stock on December 14, 2004. This stock will vest at 20% per year beginning on January 1, 2006 and on each anniversary thereafter.

Mr. Crowe was granted 3,525 shares of restricted stock on December 14, 2004. This stock will vest at 20% per year beginning on January 1, 2006 and on each anniversary thereafter.

Mr. McDermott was granted 2,290 shares of restricted stock on December 14, 2004. However, because Mr. McDermott resigned from the Company on January 14, 2005, he forfeited these shares of restricted stock.

Mr. Monroe was granted 1,890 shares of restricted stock on December 14, 2004. This stock will vest at 20% per year beginning on January 1, 2006 and on each anniversary thereafter.

Dividends are payable on the Company’s restricted stock described above.

(2)	Includes amounts contributed by the Company to Mr. Milligan’s account in the Company’s 401(k) plan of $6,500 for 2004, $6,000 for 2003 and $5,500 for 2002; taxable amount on excess life insurance of $2,879 for 2004, $1,806 for 2003 and $1,806 for 2002; and personal use of Company automobile of $2,895 for 2004, $2,901 for 2003 and $2,360 for 2002.

(3)	Includes amounts contributed by the Company to Mr. Hay’s account in the Company’s 401(k) plan of $6,500 for 2004, $6,000 for 2003 and $5,500 for 2002; taxable amount on excess life insurance of $436 for 2004, $420 for 2003 and $420 for 2002; and personal use of Company automobile of $1,140 for 2004, $1,108 for 2003 and $1,166 for 2002.

(4)	Includes amounts contributed by the Company to Mr. Crowe’s account in the Company’s 401(k) plan of $6,500 for 2004 and $4,531 for 2003; taxable amount on excess life insurance of $1,003 for 2004, $966 for 2003 and $669 for 2002; and personal use of Company automobile of $2,551 for 2004, $2,828 for 2003 and $672 for 2002.

(5)	Includes amounts contributed by the Company to Mr. McDermott’s account in the Company’s 401(k) plan of $6,500 for 2004, $6,000 for 2003 and $1,281 for 2002; taxable amount on excess life insurance of $654 for 2004, $630 for 2003 and $630 for 2002; and personal use of Company automobile of $1,043 for 2004, $997 for 2003 and $1,209 for 2002.

(6)	Includes amounts contributed by the Company to Mr. Monroe’s account in the Company’s 401(k) plan of $5,580 for 2004 and $2,887 for 2003; taxable amount on excess life insurance of $654 for 2004, $420 for 2003 and $259 for 2002; and personal use of Company automobile of $6,494 for 2004, $8,793 for 2003 and $611 for 2002.

Stock Options

The following table sets forth information in regard to stock options granted to the Chief Executive Officer and the Company’s most highly compensated executive officers in 2004. Each executive’s stock options vest in equal installments over five years beginning on the first anniversary of the grant date.

Option Grants in Last Fiscal Year

[Individual Grants]

Name	Number of Securities Underlying Options Granted (#)	Percent of Total options Granted to Employees In fiscal year	Exercise or Base price ($/Sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%($)	10%($)
Edward C. Milligan	11,445	23.21%	$33.48	12/13/2014	$241,032	$610,705
Samuel B. Hay III	9,740	19.75%	$33.48	12/13/2014	205,124	519,726
Max S. Crowe	7,050	14.29%	$33.48	12/13/2014	148,473	376,188
Robert D. McDermott	4,580	9.29%	$33.48	12/13/2014	96,455	244,389
John T. Monroe	3,780	7.66%	$33.48	12/13/2014	79,607	201,701

The following table sets forth information in regard to exercise of stock options and the fiscal year-end value of unexercised options for each of the named executives:

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of securities underlying unexercised options at FY-end (#) exercisable/ unexercisable	Value of unexercised in-the-money options at FY-end ($) exercisable/ unexercisable
Edward C. Milligan	-0-	-0-	112,083/43,647	2,811,908/532,574
Samuel B. Hay III	-0-	-0-	21,827/30,831	411,427/318,534
Max S. Crowe	-0-	-0-	23,022/30,138	324,697/316,729
Robert D. McDermott	-0-	-0-	9,324/15,876	146,941/163,886
John T. Monroe	-0-	-0-	10,762/21,828	157,167/258,947

Direc tor Compensation

During 2004, the Company’s non-employee directors were paid a $1,000 monthly retainer fee plus $450 for each Board meeting attended (including meetings of the Board of Directors of Main Street Bank) and $250 for each committee meeting attended on days other than the day of a Board meeting. The Company’s directors were paid a total of $133,550 for such services in 2004.

Security Ownership

The following tables set forth certain information regarding the Company’s Common Stock owned, as of April 12, 2005 by:

•	each person who beneficially owns more than 5% of the outstanding shares of the Company’s stock;

•	each director of the Company;

•	each executive officer of the Company who is named in the cash compensation table above; and

•	all the Company directors and executive officers as a group.

Except as otherwise indicated, the persons named in the tables below have sole voting and investment powers with respect to all shares shown as beneficially owned by them. The information shown below is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules issued under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. Under applicable SEC rules, the number of outstanding shares of Common Stock used in the computation of the “Percent of Class” includes currently exercisable stock options owned by the shareholder.

Management of the Company is aware of only two persons or entities which beneficially own 5% or more of the Company’s Common Stock as described in the following table:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Robert R. Fowler III* P.O. Box 1098 Covington, GA 30015	4,164,743	19.50%

Fowler Children’s Trust* c/o Mr. Robert R. Fowler III P.O. Box 1098 Covington, GA 30015	1,941,793	9.10%

Mr. Fowler’s stock ownership includes the following:

Number of Shares	Manner Held
163,620	Issued under the Company’s Restricted Stock Award Plan
1,941,793	Held by the Fowler Children’s Trust
72,240	Held by the Estate of Louly T. Fowler
647,208	Held by three Fowler Family Grandchildren’s Trusts
565,600	Held by three Fowler Family Generation Skipping Tax Exempt Grandchildren’s Trusts
409,575	Held by Hunter Fowler, L.P., a family limited partnership formed by Mr. Fowler and his daughter
197,152	Held by Mr. Fowler’s spouse, Mary H. Fowler
12,000	Obtainable upon the exercise of options

*	The shares beneficially owned by the Fowler Children’s Trust are also included in shares beneficially owned by Mr. Fowler.

Mr. Fowler is the executor of the Estate of Louly T. Fowler, Trustee of the Children’s Trust, sole trustee for all three Grandchildren’s Trusts as well as one of the Generation Skipping Tax Exempt Trusts and Co-Trustee of the other two Generation Skipping Tax Exempt Trusts described above. Mr. Fowler disclaims beneficial ownership of the 197,152 shares held by Mr. Fowler’s spouse, Mary H. Fowler.

The following table sets forth the beneficial stock ownership of each director and named executive officer and for all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
John R. Burgess, Sr.	115,974	0.54%
Max S. Crowe	58,602	0.27%
T. Ken Driskell	327,170	1.53%
Robert R. Fowler III	4,164,743	19.50%
Samuel B. Hay III	347,488	1.63%
P. Harris Hines	24,088	0.11%
Harry L. Hudson, Jr.	63,184	0.30%
C. Candler Hunt	168,994	0.79%
Robert D. McDermott	14,554	0.07%
Edward C. Milligan	249,239	1.16%
John T. Monroe	31,057	0.15%
Frank B. Turner	197,774	0.93%
All directors and executive officers as a group (12 persons)	5,762,867	26.68%

Mr. Burgess’ ownership includes 35,133 shares of stock held by his spouse.

Mr. Crowe’s ownership consists of 23,022 shares obtainable upon the exercise of options and 27,069 shares of restricted stock issued under the Company’s restricted stock award plan.

Mr. Driskell’s ownership includes 52,278 shares of stock held for his benefit under an Individual Retirement Account and 1,322 shares of stock held for the benefit of his spouse under an Individual Retirement Account. Mr. Driskell disclaims beneficial ownership of the 1,322 shares of stock held for the benefit of his spouse under an Individual Retirement Account.

Mr. Fowler’s ownership is described under the preceding table.

Mr. Hay’s stock ownership includes 21,827 obtainable upon the exercise of options and 15,866 shares of restricted stock issued to Mr. Hay pursuant to the Company’s restricted stock award plan. It also includes 28,506 shares held by Hay/Fowler LLLP, of which Mr. Hay serves as a general partner.

Justice Hines’ stock ownership includes 15,815 shares of stock obtainable upon the exercise of options.

Mr. Hudson’s stock ownership includes 12,858 shares of stock obtainable upon the exercise of the options.

Mr. Hunt’s ownership includes 15,973 shares of stock obtainable upon the exercise of options.

Mr. McDermott’s ownership includes 9,324 shares of stock obtainable upon the exercise of options.

Mr. Milligan’s stock ownership includes 112,083 shares of stock obtainable upon the exercise of the options, 845 shares held by his minor child, 1,331 held in a deferred compensation plan, 2,990 held in his 401(k) plan and 24,976 shares of restricted stock issued under the Company’s restricted stock award plan.

Mr. Monroe’s ownership consists of 14,762 shares of Company stock obtainable upon the exercise of options and 10,914 shares of restricted stock issued under the Company’s restricted stock award plan.

Mr. Turner’s ownership includes 15,973 shares of stock obtainable upon the exercise of options and 2,400 shares of stock owned by Mr. Turner’s spouse. Mr. Turner disclaims beneficial ownership of the 2,400 shares of stock held by his spouse.

The stock ownership of the Company’s directors and executive officers, as a group (12 persons), includes 253,637 shares of Company stock obtainable upon the exercise of options.

Omnibus Stock Ownership and Long-Term Incentive Plan

The Company has reserved 1,600,000 shares of Common Stock under its long-term incentive plan, which was adopted on October 11, 2000, and which was originally approved by the Company’s shareholders at the 2001 Annual Meeting. The Company’s shareholders approved an amendment to the plan that increased the number of shares reserved from 800,000 to 1,600,000 at the 2003 Annual Meeting of Shareholders.

401(k) Retirement Plan

The Company’s 401(k) retirement plan covers all of its employees who have one year’s credited service and includes a vesting schedule for employer’s matching contributions of 20% vesting after one year and 20% vesting after each additional year of credited service thereafter. Matching contributions become fully vested after five years.

Cash Incentive Bonus Plan

The Board of Directors has established a cash incentive bonus plan as a means of compensating the Company’s officers through a cash bonus program tried to specific performance standards achieved by the Company as a whole, as well as by each individual officer.

Consulting and Employment Agreements with Directors and Executives

On May 22, 2003, the Company entered into a consulting agreement with T. Ken Driskell in connection with its acquisition of First Colony Bancshares, Inc. Mr. Driskell served as the

President and Chief Executive Officer of First Colony and now serves as a director of the Company. The Company has also entered into employment agreements with Robert R. Fowler III, the Chairman of the Board’s Executive Committee, and with each of the executives named above. Descriptions of these agreements follow.

T. Ken Driskell. The Company entered into a five-year consulting agreement with T. Ken Driskell on May 22, 2003. Mr. Driskell serves on the Company’s and Main Street Bank’s Board of Directors and provides consulting services in regard to their operations in the Alpharetta and Roswell, Georgia areas.

Pursuant to the consulting agreement, the Company pays Mr. Driskell a consulting fee equal to $8,333.33 per month and provides him with a car allowance of $750 per month. The Company also provides health insurance to Mr. Driskell and his family. If the Company terminates Mr. Driskell’s consulting agreement other than for cause or Mr. Driskell terminates for good reason, then:

•	the Company will pay to Mr. Driskell his consulting fee for the remainder of the term of the agreement as if his service had not been terminated; and

•	for the remainder of the term of the agreement, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company will continue benefits to Mr. Driskell or his family at least equal to those which would have been provided to them in accordance with the Company’s health insurance plan if Mr. Driskell’s services had not been terminated, provided, however, that if Mr. Driskell becomes re-employed with another employer and is eligible to receive medical and health insurance benefits under another employer provided plan, the medical benefits described herein will be secondary to those provided under such other plans during such applicable period of eligibility.

The consulting agreement also contains restrictions on the ability of Mr. Driskell to compete with the Company for a period equal to the greater of (i) five years from May 22, 2003 or (ii) two years from the termination of the consulting agreement. He is also restricted on the disclosure and use of the Company’s confidential information and trade secrets and in his ability to solicit the Company’s customers with whom he had material contact during the 12-month period immediately preceding the termination of his services under the agreement. In return for his agreement to abide by these restrictive covenants, the Company pays to Mr. Driskell a restrictive covenant fee equal to $16,666.67 per month for five years. This payment is in addition to the consulting fee described above.

Robert R. Fowler III. Mr. Fowler has an employment agreement with the Company dated May 24, 2000 by which he was initially employed as Chairman of the Board of Directors of the Company and Vice Chairman of the Board of Directors of Main Street Bank. In May 2002, Mr. Fowler resigned as Chairman and became the Chairman of the Board’s Executive Committee. He retained his position and duties as Vice Chairman of the Board of Directors of Main Street Bank in accordance with the employment agreement. As Chairman of the Executive Committee, Mr. Fowler is an active participant in strategic planning, business development and development and maintenance of corporate shareholder and community relations for the

Company. He also advises the Board of Directors with respect to proposed mergers and acquisitions. The term of the agreement ends on June 30, 2008.

Mr. Fowler receives an annual base salary that was initially set at $200,000 and is subject to annual increases of at least three percent (3%) and such other increases as may be approved by the Board of Directors. Main Street Bank provides Mr. Fowler with a split dollar insurance agreement which provides for a $2,000,000 face amount of life insurance on his life. If Mr. Fowler is terminated for any reason other than for cause or if Mr. Fowler voluntarily terminates for good reason then the Company will continue to pay Mr. Fowler his base salary for the remainder of the term and will continue his welfare plans for such time period. If Mr. Fowler becomes re-employed with another employer then the medical and other welfare benefits provided by the Company will be secondary to those provided under the other employer’s plan.

The agreement provides for restrictions on Mr. Fowler’s ability to compete with the Company during the term of the agreement and for two years following his termination of service with the Company. He is also restricted in disclosing and using the Company’s confidential information and trade secrets. He is also restricted from soliciting the Company’s customers with whom he has had material contact during the 12 months immediately preceding the termination of his service. In consideration for Mr. Fowler entering into the restrictive covenants, the Company shall pay $200,000 per year throughout the term.

Edward C. Milligan. On September 8, 2004 the Company entered into an employment agreement with Mr. Milligan that superceded his earlier employment agreement. Under the new employment agreement, Mr. Milligan was employed as the Chairman of the Company and as Chairman of Main Street Bank effective January 1, 2005. His term of employment expires on December 31, 2009. Mr. Milligan’s initial annual base salary is $250,000 and is subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If Mr. Milligan is terminated at any time during the term by the Company for any reason other than for cause or if Mr. Milligan voluntarily terminates his employment with the Company for good reason then the Company will continue to pay to Mr. Milligan his base salary for the remainder of the term as if his service had not been terminated. The Company will also continue to provide benefits to Mr. Milligan and his family at least equal to those provided if his employment had not been terminated. The employment agreement also contains restrictions on the ability of Mr. Milligan to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company’s confidential information and trade secrets and in his ability to solicit the Company’s customers with whom he had material contact during the 12-month period immediately preceding his termination. In consideration for Mr. Milligan’s entering into the restrictive covenants, the Company shall pay $200,000 per year throughout the term.

Samuel B. Hay III. On September 8, 2004 the Company entered into an employment agreement with Mr. Hay that superceded his earlier employment agreement. Under the new employment agreement, Mr. Hay became the President and Chief Executive Officer of the Company effective January 1, 2005. His term of employment is for an initial period of three years with automatic one-year extensions beginning on January 1, 2008 and on each anniversary thereafter. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Hay’s initial annual base salary is $300,000 and is subject to annual increases of 3% and such other increases as may be approved by the Board of Directors.

If Mr. Hay is terminated at any time during the term by the Company for any reason other than for cause or if Mr. Hay voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company will pay to Mr. Hay an amount equal to the sum of: (i) his pro rated targeted annual bonus for the year of termination based on the number of days employed during such year and (ii) three times the sum of his annual base salary plus his targeted annual bonus for the year of termination. The Company will also continue to provide benefits to Mr. Hay and his family at least equal to those provided if his employment had not been terminated. If Mr. Hay is re-employed during such three-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of Mr. Hay to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company’s confidential information and trade secrets and in his ability to solicit the Company’s customers with whom he had material contact during the 12-month period immediately preceding his termination.

Max S. Crowe. Effective April 11, 2002, the Company entered into an employment agreement by which Mr. Crowe is employed as the Executive Vice President and Chief Banking Officer of the Company and as President and Chief Operating Officer of the Bank. His term of employment is for an initial period of three years with automatic one-year extensions beginning on April 11, 2004 and on each anniversary thereafter. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Crowe’s base salary is subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If Mr. Crowe is terminated at any time during the term by the Company for any reason other than for cause or if Mr. Crowe voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company will pay to Mr. Crowe an amount equal to the sum of: (i) his pro rated targeted annual bonus for the year of termination based on the number of days employed during such year and (ii) three times the sum of his annual base salary plus his targeted annual bonus for the year of termination. The Company will also continue to provide benefits to Mr. Crowe and his family at least equal to those provided if his employment had not been terminated. If Mr. Crowe is re-employed during such three-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of Mr. Crowe to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company’s confidential information and trade secrets and in his ability to solicit the Company’s customers with whom he had material contact during the 12-month period immediately preceding termination.

John T. Monroe. Effective May 15, 2002, Main Street Bank entered into an employment agreement by which Mr. Monroe is employed as Executive Vice President and Chief Credit Officer of the Bank. His term of employment is for an initial period of two years with automatic one-year extensions beginning on May 15, 2003 and on each anniversary thereafter. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Monroe’s base salary is subject to annual increases of 3% and such other increases as may be approved by the Board of Directors. If Mr. Monroe is terminated at any time during the term by the Bank for any reason other than for cause or if Mr. Monroe voluntarily terminates his employment with the Bank for good reason or if the Bank ceases to automatically extend the employment period other than for cause, then the Bank will pay to Mr. Monroe an amount equal to the sum of: (i) his pro rated targeted annual bonus for the year of termination based on the number of days employed during such year and (ii) two times the sum of his annual base salary plus his targeted annual bonus for the year of termination. The Bank will also continue to provide benefits to Mr. Monroe and his family at least equal to those provided if his employment had not been terminated. If Mr. Monroe is re-employed during such one-year period, the medical and other welfare benefits that the Bank is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of Mr. Monroe to compete with the Bank for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Bank’s confidential information and trade secrets and in his ability to solicit the Bank’s customers with whom he had material contact during the 12-month period immediately preceding termination.

The employment agreements for Messrs. Hay, Crowe and Monroe provide that additional payments will be made to such persons to reimburse them for any excise taxes that may be owed in the event that payments under such agreements exceed the limitations of Section 280G of the Internal Revenue Code.

Shareholder Return Performance Graph

Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) index and the SNL $1B—$5B Bank index.

The graph assumes $100 invested on December 31, 1999, in the Common Stock of the Company and in each of the two indexes. The comparison also assumes that all dividends are reinvested.

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Main Street Banks, Inc.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Main Street Banks, Inc.	100.00	100.67	135.80	162.54	229.27	307.89
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $1B-$5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

Prop osal Two – Ratification of Independent Public Accountants

Relationship With Independent Public Accountants

Ernst & Young LLP served as the independent public accountants for the Company for the year ended December 31, 2004, and performed an audit of the Company’s 2004 financial statements which are included in the 2004 Annual Report to Shareholders which accompanies this Proxy Statement. The Audit Committee of the Company’s Board of Directors has selected Ernst & Young LLP as its independent public accountants for the 2005 fiscal year.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. The representatives will be available to respond to questions from the shareholders. Ernst & Young LLP has advised the Company that neither the firm nor any member of the firm has any direct or indirect financial interest, in any capacity, in the Company or any of its subsidiaries.

Audit Fees

Ernst & Young LLP billed the Company $406,080 for 2004 and $247,161 for 2003 for professional services relating to the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and other services that are normally provided by the accountant in connection with statutory and regulatory filings. The Audit Committee of the Board of Directors of the Company has considered whether the providing of the services covered under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the independence of Ernst & Young LLP.

Audit-Related Fees

Ernst & Young LLP billed the Company $19,000 for 2004 and $18,000 for 2003 for professional services relating to the Company’s pension plan and $14,600 for 2004 and $12,376 for 2003 for professional services relating to internal control reviews, agreed upon procedures and other audit-related services.

Tax Fees

Ernst & Young LLP billed the Company $11,200 for 2004 and $40,503 for 2003 for professional services relating to tax compliance, tax advice and tax planning.

All Other Fees

Ernst & Young LLP did not bill the Company for any professional services during 2004 or 2003 except those described above.

Preapproval by Audit Committee

Under the Audit Committee’s charter, the Audit Committee is required to give advanced approval of any non-audit services to be performed by the Company’s independent public accountants, provided that such services are not otherwise prohibited by law.

The Board of Directors unanimously recommends a vote “for” the ratification of Ernst & Young LLP as the Company’s independent public accountants for 2005.

Miscellaneous Information R egarding the Company’s Annual Meeting

Solicitation of Prox ies

The cost of soliciting proxies for the Company’s Annual Meeting will be paid by the Company. The Company has not engaged any outside organizations or agents to assist in the solicitation of proxies.

SEC Filings

The Company’s SEC filings are available on Main Street Bank’s website, www.mainstreetbank.com. The Company will provide without charge to each person solicited, on the written request of such person, a copy of the Company’s annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Act of 1933 for the year ended December 31, 2004. All such requests should be directed to Ms. Tracy Trimble at Main Street Banks, Inc., Investor Relations, 3500 Lenox Road, Atlanta, Georgia 30326.

2006 Annual Meeting of the C ompany Shareholder Proposals

Proposals of the Company’s shareholders intended to be presented at the 2006 annual meeting must be received by the Company on or before December 25, 2005, to be included in the Company’s proxy statement or form of proxy for the 2006 annual meeting of shareholders.

Other Ma tters

We do not know of any other matters to be presented for action at the shareholders’ meetings other than those described in this proxy statement. However, if any other matter requiring a vote of the shareholders is properly presented at either meeting, it is intended that votes will be cast on these matters in accordance with the best judgment of the persons acting under the proxies.

Samuel B. Hay III
President and Chief Executive Officer

Atlanta, Georgia

April 22, 2005

MAIN STREET BANKS, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2005

The undersigned hereby appoints Robert R. Fowler III, Edward C. Milligan and P. Harris Hines, or any one of them, as Proxies, with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all of the Common Stock of Main Street Banks, Inc. (the “Company”), 3500 Lenox Road, Atlanta, Georgia 30326, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Ritz-Carlton, Buckhead, 3434 Peachtree Road, Atlanta, Georgia 30326 on May 23, 2005, at 10:00 a.m. local time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE PROPOSALS

PROPOSAL ONE:	Election of three Class II Directors. The election of the following named persons each to serve as a Class II Director for a three-year term expiring at the 2008 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

☐ For all the nominees listed below (except as marked to the contrary below)	☐ Withhold authority to vote for all nominees listed below

(Instructions: To withhold authority to vote for any individual nominee or nominees, strike a line through the nominee’s name or names listed below.)

John R. Burgess, Sr; T. Ken Driskell and Frank B. Turner

PROPOSAL TWO:	The ratification of the selection of Ernst & Young LLP as the Company’s independent public accountants for 2005.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2005 (Be sure to date your Proxy)

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed self-addressed return envelope. No postage is necessary.